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                                     BY-LAWS

                                       OF

                  FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

                                    ARTICLE I

                                     OFFICES

                  Section 1. REGISTERED OFFICE. The registered office of the corporation shall be maintained in the city of Wilmington of New Castle County, State of Delaware, and the registered agent in charge thereof is Corporation Trust Center.

                  Section 2. OTHER OFFICES. The corporation may also have an office in such other places as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

                  Section 1. PLACE OF MEETINGS. All meetings of the stockholders, whether annual or special, shall be held at the offices of the corporation in Arlington, Virginia, or at such other place as may be fixed from time to time by the Board of Directors.

                  Section 2. ANNUAL MEETINGS. An annual meeting of the stockholders, commencing with the year 1993, shall be held on the second Wednesday in February in each year, but if a legal holiday then on the next secular day following, at which they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

                  Section 3. NOTICE OF ANNUAL MEETINGS. Written notice of the annual meeting stating the place, date and hour of the meeting, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

                  Section 4. STOCKHOLDERS' LIST. At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered

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in the name of each stockholder, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 5. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, nay be called by the Chairman of the Board or by the President and shall be called by the Secretary at the request of a majority of the Board of Directors, or at the request in writing of stockholders owning at least two-thirds of the number of shares of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

                  Section 6. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

                  Section 7. QUORUM. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, of the place, date and hour of the adjourned meeting, until a quorum shall again be present or represented by proxy. At the adjourned meeting at which a quorum shall be present or represented by proxy, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for theadjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 8. VOTING. When a quorum is present at any meeting, and subject to the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws in respect of the vote that shall be required for a specified action, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question. Each stockholder shall have one vote for each share of stock having voting power


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registered in his name on the books of the corporation, except as otherwise provided in the Certificate of Incorporation.

                  Section 9. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

                  Section 10. CONSENT. Unless otherwise provided in the Certificate of incorporation, any action required by the General Corporation Law of the State of Delaware to be taken at any meeting of stockholders, or any action which may be taken at any meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or the Secretary. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this section to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or the Secretary. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

                  Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided in the General Corporation Law of the State of Delaware or the Certificate of Incorporation. Directors need not be stockholders unless required in the Certificate of Incorporation.

                  Section 2. NUMBER OF DIRECTORS. The number of directors which shall constitute the whole Board shall be one (I). The directors shall be elected at the annual meeting of the stockholders, and each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.


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                  Section 3. RESIGNATION. A director may resign at any time upon written notice to the corporation.

                  Section 4. VACANCIES. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or a new directorship is created, the holders of a majority of shares issued and outstanding and entitled to vote in elections of directors, shall choose a successor or successors, or a director to fill the newly created directorship, who shall hold office for the unexpired term or until the next election of directors.

                  Section 5. PLACE OF MEETINGS. The Board of Directors may hold its meetings outside of the State of Delaware, at the office of the corporation or at such other places as they nay from time to time determine, or as shall be fixed in the respective notices or waivers of notice of such meetings.

                  Section 6. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation, if any, to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amendment to the By-Laws, of the corporation; and, unless the resolution, By-Laws, or Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.


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                  Section 7. COMPENSATION OF DIRECTORS. Directors, as such, may receive such stated salary for their services and/or such fixed sums and expenses of attendance for attendance at each regular or special meeting of the Board of Directors as may be established by resolution of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees nay be allowed like compensation for attending committee meetings.

                  Section 8. ANNUAL MEETINGS. The annual meeting of the Board of Directors shall be held within ten days after the annual meeting of the stockholders in each year. Notice of such meeting, unless waived, shall be given by mail or telegram to each director elected at such annual meeting, at his address as the same may appear on the records of the corporation, or in the absence of such address, at his residence or usual place of business, at least three days before the day on which such meeting is to be held. Said meeting may be held at such place as the Board may fix from time to time or as may be specified or fixed in such notice or waiver thereof.

                  Section 9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time on the call of the Chairman of the Board, the President, or at the request in writing of any one (1) director. Notice of any such meeting, unless waived, shall be given by mail or telegram to each director at his address as the same appears on the records of the corporation not less than one day prior to the day on which such meeting is to be held if such notice is by telegram, and not less than two days prior to the day on which the meeting is to be held if such notice is by mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer or any one of the directors making the call. Any such meeting may be held at such place as the Board may fix from time to time or as may be specified or fixed in such notice or waiver thereof. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat, and no notice of a meeting shall be required to be given to any director who shall attend such meeting.

                  Section 10. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors.

                  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                  Section 11. QUORUM AND MANNER OF ACTING. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, a majority of the total number of directors as


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at the time specified by the By-Laws shall constitute a quorum at any regular or special meeting of the Board of Directors. Except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given, except that notice shall be given to all directors if the adjournment is for more than thirty days.

                                   ARTICLE IV

                                    OFFICERS

                  Section 1. EXECUTIVE OFFICERS. The executive officers of the corporation shall be a Chairman of the Board, a President, such number of Vice Presidents, if any, as the Board of Directors may determine and a Secretary, and a Treasurer, if any. one person may hold any number of said offices.

                  Section 2. ELECTION, TERM OF OFFICE AND ELIGIBILITY. The executive officers of the corporation shall be elected annually by the Board of Directors at its annual meeting; provided that new or additional officers may be elected at any meeting of the Board. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3, shall hold office until his successor is elected and qualified or until his earlier resignation or removal. The Chairman of the Board shall be and remain a member of the Board of Directors. None of the other officers need be members of the Board.

                  Section 3. SUBORDINATE OFFICERS. The Board of Directors may appoint such Assistant secretaries, Assistant Treasurers, Controller and other officers, and such agents as the Board may determine, to hold office for such period and with such authority and to perform such duties as the Board may from time to time determine. The Board may, by specific resolution, empower the chief executive officer of the corporation or the Executive Committee to appoint any such subordinate officers or agents.

                  Section 4. RESIGNATION AND REMOVAL. Any officer may resign at any time upon written notice to the corporation. The Chairman of the Board, the President, any Vice President, the Secretary and/or the Treasurer may be removed at any time, either with or without cause, but only by the affirmative vote of the majority of the total number of directors as at the time specified by the By-Laws. Any subordinate officer appointed pursuant to Section 3 may be removed at any time, either with or without cause, by the majority vote of the directors present at any meeting of the Board or by any committee or officer empowered to appoint such subordinate officers.

                  Section 5. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all regular and special meetings of stockholders and directors, shall advise and counsel


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with the President and shall assume such other duties as from time to time may be assigned to him by the Board of Directors.

                  Section 6. THE PRESIDENT. The President shall be the chief executive officer of the corporation. He shall have executive authority to see that all orders and resolutions of the Board of Directors are carried into effect, and, subject to the control vested in the Board of Directors by statute, by the Certificate of Incorporation or by these By-Laws, shall administer and be responsible for the management of the business and affairs of the corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders and the Board of Directors. In general he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

                  Section 7. THE VICE PRESIDENTS. In the event of the absence or disability of the President, each Vice President, in the order designated, or in the absence of any designation, then in the order of their election, shall perform the duties of the President. The Vice Presidents shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or by the chief executive officer of the corporation.

                  Section 8. THE SECRETARY. The Secretary shall:

                  (a) keep the minutes of the meetings of the stockholders and of the Board of Directors;

                  (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law;

                  (c) be custodian of the records and of the seal of the corporation, if any, and, if a seal is adopted, see that the seal or a facsimile or equivalent thereof is affixed to or reproduced on all documents, the execution of which on behalf of the corporation under its seal is duly authorized;

                  (d) have charge of the stock record books of the corporation; and

                  (e) in general, perform all duties incident to the office of secretary, and such other duties as are provided by these By-Laws and as from time to time are assigned to him by the Board of Directors or by the chief executive officer of the corporation.

                  Section 9. THE ASSISTANT SECRETARIES. If one or more Assistant Secretaries shall be appointed pursuant to the provisions of Section 3 respecting subordinate officers, then, at the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designations, then any one of such Assistant Secretaries) shall perform the duties of the Secretary and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary.


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                  Section 10. THE TREASURER. The Treasurer, if any, shall:

                  (a) receive and be responsible for all funds of and securities owned or held by the corporation and, in connection therewith, among other things: keep or cause to be kept full and accurate records and accounts for the corporation; deposit or cause to be deposited to the credit of the corporation all monies, funds and securities so received in such bank or other depositary as the Board of Directors or an officer designated by the Board may from time to time establish; and disburse or supervise the disbursement of the funds of the corporation as may be properly authorized;

                  (b) render to the Board of Directors at any meeting thereof, or from time to time whenever the Board of Directors or the chief executive officer of the corporation may require, financial and other appropriate reports on the condition of the corporation; and

                  (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or by the chief executive officer of the corporation.

If no Treasurer shall be elected, the duties of the Treasurer shall be performed by the Secretary.

                  Section 11. THE ASSISTANT TREASURERS. If one or more Assistant Treasurers shall be appointed pursuant to the provisions of section 3 respecting subordinate officers, then, at the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, then any one of such Assistant Treasurers) shall perform all the duties of the Treasurer and when so acting shall have all the powers of and be subject to all the restrictions upon, the Treasurer.

                  Section 12. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                  Section 13. BONDS. If the Board of Directors or the chief executive officer shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors or the chief executive officer, as the case may be, may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

                  Section 14. DELEGATION OF DUTIES. In case of the absence of any officer of the corporation or for any other reason which may seem sufficient to the Board of Directors, the Board of Directors may, for the time being, delegate his powers and duties, or any of them, to any other officer or to any director.


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                                    ARTICLE V

                                 SHARES OF STOCK

                  Section 1. REGULATION. Subject to the terms of any contract of the corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the stock of the corporation, including the issue of new certificates for lost, stolen or destroyed certificates, and including appointment of transfer agents and registrars.

                  Section 2. STOCK CERTIFICATES. Certificates for shares of the stock of the corporation shall be respectively numbered serially for each class of stock, or series thereof, as they are issued, shall, if a seal is adopted, be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman of the Board, or the President or a Vice President, and by the Secretary or Treasurer, or an Assistant Secretary or an Assistant Treasurer, provided that such signatures may be facsimiles on any certificate countersigned by a transfer agent other than the corporation or its employee. Each certificate shall exhibit the name of the corporation, the class (or series of any class) and number of shares represented thereby, and the name of the holder. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors.

                  Section 3. RESTRICTION ON TRANSFER OF SECURITIES. A restriction on the transfer or registration of transfer of securities of the corporation may be imposed either by the Certificate of Incorporation or by these By-Laws or by an agreement among any number of security holders or among such holders and the corporation. No restriction so imposed shall be binding with respect to securities issued prior to the adoption of the restriction unless the holders of the securities are parties to an agreement or voted in favor of the restriction. A restriction on the transfer of securities of the corporation is permitted by this section if it:

                  (a) obligates the holder of the restricted securities to offer to the corporation or to any other holders of securities of the corporation or to any other person or to any combination of the foregoing, a prior opportunity, to be exercised within a reasonable time, to acquire the restricted securities; or

                  (b) obligates the corporation or any holder of securities of the corporation or any other person or any combination of the foregoing, to purchase the securities which are the subject of an agreement respecting the purchase and sale of the restricted securities; or

                  (c) requires the corporation or the holders of any class of securities of the corporation to consent to any proposed transfer of the restricted securities or to approve the proposed transferee of the restricted securities; or

                  (d) prohibits the transfer of the restricted securities to designated persons or classes of persons; and such designation is not manifestly unreasonable; or


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                  (e) restricts transfer or registration of transfer in any
other lawful manner.

                  Unless noted conspicuously on the security, a restriction, even though permitted by this section, is ineffective except against a person with actual knowledge of the restriction.

                  Section 4. TRANSFER OF SHARES. Subject to the restrictions permitted by Section 3, shares of the capital stock of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender or cancellation of a certificate or certificates for a like number of shares. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the registered holder of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Delaware.

                  Section 5. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.

                  (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or the Secretary. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to


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consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                  (c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  Section 6. LOST CERTIFICATES. Any stockholder claiming that a certificate representing shares of stock has been lost, stolen or destroyed may make an affidavit or affirmation of the fact and, if the Board of Directors so requires, advertise the same in a manner designated by the Board, and give the corporation a bond of indemnity in form and with security for an amount satisfactory to the Board (or an officer or officers designated by the Board), whereupon a new certificate may be issued of the same tenor and representing the same number, class and/or series of shares as were represented by the certificate alleged to have been lost, stolen or destroyed.

                                   ARTICLE VI

                                BOOKS AND RECORDS

                  Section 1. LOCATION. The books, accounts and records of the corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

                  Section 2. INSPECTION. The books, accounts, and records of the corporation shall be open to inspection by any member of the Board of Directors at all times; and open to inspection by the stockholders at such times, and subject to such regulations as the Board of Directors may prescribe, except as otherwise provided by statute.

                  Section 3. CORPORATE SEAL. The corporation may provide a corporate seal which shall contain two concentric circles between which shall be the name of the corporation and the word "Delaware" and in the center shall be inscribed the words "Corporate Seal" and which may be used, but is not required to be used, by officers of the corporation.

                                   ARTICLE VII

                             DIVIDENDS AND RESERVES



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



                  Section 1. DIVIDENDS. The Board of Directors of the corporation, subject to any restrictions contained in the Certificate of Incorporation and other lawful commitments of the corporation, may declare and pay dividends upon the shares of its capital stock either out of the surplus of the corporation, as defined in and computed in accordance with the General Corporation Law of the State of Delaware, or in case there shall be no such surplus, out of the net profits of the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the corporation, computed in accordance with the General Corporation Law of the State of Delaware, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the Board of Directors of the corporation shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

                  Section 2. RESERVES. The Board of Directors of the corporation may set apart, out of any of the funds of the corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

                  Section 1. FISCAL YEAR. The fiscal year of the corporation shall end on the 31st day of December of each year.

                  Section 2. DEPOSITORIES. The Board of Directors or an officer designated by the Board shall appoint banks, trust companies, or other depositories in which shall be deposited from time to time the money or securities of the corporation.

                  Section 3. CHECKS, DRAFTS AND NOTES. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents as shall from time to time be designated by resolution of the Board of Directors or by an officer appointed by the Board.

                  Section 4. CONTRACTS AND OTHER INSTRUMENTS. The Board of Directors may authorize any officer, agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation and such authority may be general or confined to specific instances.

                  Section 5. NOTICES. Unless otherwise provided in these By-Laws, whenever under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice,


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but such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, or by delivery to a telegraph company, addressed to such director or stockholder at such address as appears on the records of the corporation, or, in default of other address, to such director or stockholder at the General Post Office in the City of Dover, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed or delivered to a telegraph company.

                  Section 6. WAIVERS OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice, unless so required by the Certificate of Incorporation or these By-Laws.

                  Section 7. STOCK IN OTHER CORPORATIONS. Any shares of stock in any other corporation which may from time to time be held by this corporation may be represented and voted at any meeting of shareholders of such corporation by the Chairman of the Board, or the President or a Vice President, or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this corporation by its Chairman of the Board, President or a Vice President. Shares of stock belonging to the corporation need not stand in the name of the corporation, but may be held for the benefit of the corporation in the individual name of the Treasurer or of any other nominee designated for the purpose by the Board of Directors. Certificates for shares so held for the benefit of the corporation shall be endorsed in blank or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board of Directors.

                                   ARTICLE IX

                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

                  Section 1. AUTHORIZATION FOR INDEMNIFICATION.

                  (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including



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



attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reasons of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses with the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  Section 2. AUTHORIZATION BY DIRECTORS, LEGAL COUNSEL OR STOCKHOLDERS. Any indemnification under subsections (a) and (b) of Section 1 of this article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
(b) of Section 1 of this article. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  Section 3. REPAYMENT. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding


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



may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  Section 4. NOT EXCLUSIVE OF OTHER RIGHTS. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  Section 5. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this article.

                  Section 6. DEFINITIONS.

                  (a) For purposes of this article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had, continued.

                  (b) For purposes of this article, references to "other-enterprise" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an


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


employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this article.

                  Section 7. CONTINUATION OF INDEMNIFICATION. The indemnification and advancement of expenses provided by, or granted pursuant to, this article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administration of such a person.

                                    ARTICLE X

                                   AMENDMENTS

                  These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders, or by the Board of Directors when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new By-Laws was contained in the notice of such special meeting.



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